As filed with the Securities and Exchange Commission on July 10, 1996.
                                                   Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET N.W.
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                                  74-2553074
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       70 N.E. LOOP 410, SUITE 295                                 78216
           SAN ANTONIO, TEXAS                                    (Zip Code)
(Address of Principal Executive Offices)

                             ----------------------

                               1993 NONQUALIFIED
                               STOCK OPTION PLAN

                            (Full title of the plan)

                             ----------------------

             J. MAX WAITS                                    COPY TO:
        CHIEF FINANCIAL OFFICER                         WILLIAM R VOLK, ESQ.
      70 N.E. LOOP 410, SUITE 295                       HUGHES & LUCE, L.L.P.
       SAN ANTONIO, TEXAS  78216                  111 CONGRESS AVENUE, SUITE 900
  (Name, address and telephone number,                  AUSTIN, TEXAS  78701
including area code, of agent for service)                (512) 482-6800

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        PROPOSED             PROPOSED
                                      AMOUNT            MAXIMUM               MAXIMUM           AMOUNT OF
  TITLE OF CLASS OF SECURITIES         TO BE         OFFERING PRICE          AGGREGATE         REGISTRATION
        TO BE REGISTERED           REGISTERED(1)      PER SHARE(2)      OFFERING PRICE (2)        FEE(2)
- ------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock, no           11,028             $5.25              $57,897.00           $100.00
 par value per share . . . . .
========================================================================================================================

         (1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is deemed to include additional shares of Common Stock of the registrant issuable under the terms of the 1993 Nonqualified Stock Option Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

         (2) Calculated pursuant to Rule 457(h) of the Securities Act. The price per share of the Common Stock offered pursuant to the plan is based on 11,028 shares of Common Stock reserved for issuance under the 1993 Nonqualified Stock Option Plan subject to options issued thereunder at an exercise price of $5.25 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE


         The information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I on Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                 (1) the description of the Common Stock, no par value per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments and reports which have been filed for the purpose of updating such description.

                 (2) the registrant's Annual Report on Form 10-K for the fiscal year ended September 2, 1995;

                 (3) the registrant's Quarterly Reports on Form 10-Q for the quarters ended December 2, 1995 and March 2 and June 1, 1996; and

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by this item is not applicable to this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by this item is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The registrant has authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify its directors and officers to the extent provided for in such statute. The registrant's Articles of Incorporation and Bylaws allow indemnification of directors and officers to the full extent permitted by said provisions of the TBCA.

         The TBCA provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that (i) such person conducted himself in good faith; (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         Reference is also made to the Articles of Incorporation, which limit or eliminate a director's liability for monetary damages to the registrant or its shareholders for acts or omissions in the director's capacity as a director, except that the Articles of Incorporation do not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by this item is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement.

         (a)     Exhibits.

                          The following documents are filed as a part of this
registration statement.

         Exhibit          Description of Exhibit
         -------          ----------------------
          4.1             Articles of Incorporation of the registrant, as amended (incorporated by reference to
                          Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File No. 33-61740, filed with the Commission on April 28, 1993).

          4.2             Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's
                          Registration Statement on Form S-1, File No. 33-61740, filed with the Commission on April 28,
                          1993).

          4.3             1993 Nonqualified Stock Option Plan of the registrant (incorporated by reference to Exhibit
                          10.18 to the registrant's Registration Statement on Form S-1, File No. 33-61740, filed with the
                          Commission on April 28, 1993).

          4.4             Form of 1993 Nonqualified Stock Option Agreement under the 1993 Nonqualified Stock Option Plan of the registrant (attached as an exhibit to item 4.3).

          5.1             Opinion of Hughes & Luce, L.L.P.

         23.1             Consent of Hughes & Luce, L.L.P. (included in their opinion filed as Exhibit 5.1).

         23.2             Consent of Ernst & Young, LLP.

         24.1             Power of Attorney (see signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on July 2, 1996:


                                     NORWOOD PROMOTIONAL PRODUCTS, INC.


                                     By:   /s/ ROBERT P. WHITESELL
                                           -------------------------------------
                                           Robert P. Whitesell
                                           President and Chief Operating Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frank P. Krasovec and Robert P. Whitesell, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                    Title                                      Date
             ---------                                    -----                                      ----
                                               Chairman and
                                               Chief Executive Officer
                                               and Director (Principal
  /s/ FRANK P. KRASOVEC                        Executive Officer)                                 June 30, 1996
- -----------------------------------------
Frank P. Krasovec


                                               President and Chief Operating
  /s/ ROBERT P. WHITESELL                      Officer and Director                               June 30, 1996
- ------------------------------------------
Robert P. Whitesell

                                               Chief Financial Officer,
                                               Secretary and Treasurer
                                               (Principal Financial and
  /s/ J. MAX WAITS                             Accounting Officer)                                June 30, 1996
- ------------------------------------------
J. Max Waits

  /s/ JOHN H. JOSEPHSON                        Director                                           June 30, 1996
- ------------------------------------------
John H. Josephson


  /s/ ROBERT L. SEIBERT                        Director                                           June 30, 1996
- --------------------------------------------
Robert L. Seibert


  /s/ JOHN H. WILSON III                       Director                                           June 30, 1996
- -------------------------------------------
John H. Wilson III


  /s/ HAROLD HOLLAND                           Director                                           June 30, 1996
- ------------------------------------------
Harold Holland

                               INDEX TO EXHIBITS

   Exhibit
     No.                                  Description of Exhibit
 -----------                              ----------------------
     4.1       Articles of  Incorporation of  the registrant, as  amended (incorporated  by reference  to  Exhibit 3.1  to the  registrant's  Registration  Statement  on
               Form S-1, File No. 33-61740, filed with the Commission on April 28, 1993).

     4.2       Bylaws of  the registrant (incorporated by  reference to  Exhibit 3.2 to the registrant's  Registration Statement  on Form S-1,  File No. 33-61740,  filed with the Commission on April 28, 1993).

     4.3       1993  Nonqualified Stock  Option  Plan of  the registrant.  (incorporated by reference  to Exhibit  10.18 to  the  registrant's Registration  Statement on
               Form S-1, File No. 33-61740, filed with the commission on April 28, 1993.

     4.4       Form of  1993 Nonqualified  Stock Option Agreement  under 1993  Nonqualified
               Stock Option Plan of the registrant (attached as an exhibit to item 4.3).

     5.1       Opinion of Hughes & Luce, L.L.P.

     23.1      Consent of  Hughes  &  Luce, L.L.P.  (included  in their  opinion  filed  as
               Exhibit 5.1).

     23.2      Consent of Ernst & Young, LLP.

     24.1      Power of Attorney (see signature page of this Registration Statement).